For Immediate Release

Michael Meyers, Vice President & CFO

2350 Valley View Lane, Suite 100

Dallas, TX 75234-5879

Tel: 800-232-1490, x3023

MONITRONICS INTERNATIONAL, INC. ANNOUNCES CASH TENDER OFFER AND RELATED CONSENT SOLICITATION FOR ANY AND ALL OF ITS
11.75% SENIOR SUBORDINATED NOTES DUE 2010

DALLAS, TEXAS, May 18, 2007- Monitronics International, Inc. ("Monitronics") announced today that it had commenced a cash tender offer to purchase any and all of its outstanding 11.75% Senior Subordinated Notes due 2010 (the "Notes") (CUSIP No. 609453AE5/ISIN US609453AE53) and a related consent solicitation to amend the indenture pursuant to which the Notes were issued. The tender offer and consent solicitation are made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 18, 2007 (the "Offer to Purchase") and the related Letter of Transmittal and Consent. Holders who tender their Notes will be deemed to have consented to the proposed amendments to the indenture.

The tender offer will expire at Midnight, New York City time, on Friday, June 15, 2007, unless extended by Monitronics (the "Expiration Time"). In order to be eligible to receive the Total Consideration (as defined below) for tendered Notes, holders must validly tender and not withdraw their Notes on or prior to 5:00 p.m., New York City time, on Friday, June 1, 2007, unless extended by Monitronics (the "Consent Time"). Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Time.

The total consideration offered for each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the tender offer, is an amount, calculated as described in Schedule I to the Offer to Purchase and paid in cash, equal to the present value on the Settlement Date (as defined below) of all future cash flows on the Notes to September 1, 2007, the first date on which the Notes may be redeemed at the option of the Company at a fixed redemption price (the "Earliest Redemption Date"), calculated in accordance with standard market practice as described in Schedule I to the Offer to Purchase, based on the assumptions that the Notes would be redeemed in full at $1,080 per $1,000 principal amount of Notes on the Earliest Redemption Date and that the yield to the Earliest Redemption Date is equal to the sum of (i) the yield on the 4.000% U.S. Treasury Note due August 31, 2007 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid-side price for the Reference Security, as of 2:00 p.m., New York City time, on June 1, 2007, the tenth business day immediately preceding the scheduled Expiration Time (as such date may be extended, the "Price Determination Date"), as displayed on the Bloomberg Government Bond Trader, Page BBT3 (the "Quotation Report") (or any recognized quotation source selected by the Dealer Manager in its discretion if the Quotation Report is not available or is manifestly erroneous), plus (ii) 50 basis points minus accrued and unpaid interest to, but not including, the Settlement Date. The yield on the Reference Security as of 2:00 p.m., New York City time, on May 17, 2007 was 4.819%. Assuming the yield on the Reference Security is the same on the Price Determination Date, the total consideration for each $1,000 principal amount of Notes would be $1,091.68 (the "Total Consideration"). The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes, which will be payable only in respect of the Notes purchased that are tendered on or prior to the Consent Time. Holders who tender their Notes after the Consent Time and at or prior to the Expiration Time will not be eligible to receive the consent payment, and accordingly will only be eligible to receive an amount equal to the Total Consideration less the consent payment (the "Tender Offer Consideration"). Holders whose Notes are accepted for payment will also be paid accrued and unpaid interest from the most recent interest payment date to, but not including, the Settlement Date. Monitronics expects that the Price Determination Date will be 2:00 p.m., New York City time, on June 1, 2007, unless extended by Monitronics in its sole discretion. For the purposes of calculating the Total Consideration and the Tender Offer Consideration pursuant to the terms of the tender offer, the Settlement Date is June 18, 2007.

In connection with the tender offer, Monitronics is soliciting consents to proposed amendments to the indenture governing the Notes, which will shorten the advance notice required before Monitronics may redeem the Notes from 30 days to three business days prior to the redemption date, eliminate substantially all restrictive covenants and certain events of default provisions, amend certain provisions of covenants relating to the merger and consolidation of Monitronics and its subsidiary guarantors, make changes to certain terms of the defeasance provisions and make related changes in the Notes and delete the form of supplemental indenture for subsequent guarantors. Holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes.

For Notes that have been validly tendered and not withdrawn prior to the Consent Time and that are accepted for payment, settlement will occur on the payment date, which will be promptly after the Expiration Time, which is expected to be June 15, 2007, unless extended.

The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including the receipt of consents sufficient to approve the proposed amendments and Monitronics' entry into and receipt of net proceeds from debt financing arrangements on terms and conditions reasonably satisfactory to Monitronics in order to provide the financing necessary to complete the tender offer. The purpose of the tender offer is to acquire all outstanding Notes. The purpose of the consent solicitation is to amend the indenture governing the Notes and the Notes as described in the Offer to Purchase.

Monitronics has retained Morgan Stanley & Co., Incorporated to act as the Dealer Manager for the tender offer and the Solicitation Agent for the consent solicitation. Persons with questions regarding the tender offer and the consent solicitation should contact Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-5384 (collect) (Attn: Tate Forrester). Requests for documentation may be directed to D.F. King & Co., Inc., the Information Agent, which can be contacted at (212) 269-5550 (for banks and brokers only) or (800) 290-6427 (for all others toll-free).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to purchase the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that Monitronics is distributing to holders of Notes. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Important Information

The matters discussed herein contain forward-looking statements. These statements involve risks and uncertainties, such as the failure of Monitronics to obtain sufficient acceptances to the proposed debt tender offer or to obtain satisfactory financing to consummate the proposed debt tender offer and consent solicitation. Additionally, Monitronics is subject to other risks and uncertainties set forth in its filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

About Monitronics International, Inc.

Monitronics International, Inc. provides security alarm monitoring and related services to residential and business subscribers throughout the United States. The Company monitors signals arising from burglaries, fires, and other events through security systems installed by its dealers at subscribers' premises.